Exhibit 3.24

LIMITED LIABILITY COMPANY AGREEMENT

OF

CLEAR CHANNEL OUTDOOR, LLC

This Limited Liability Company Agreement of Clear Channel Outdoor, LLC (the “Company”), dated as of April 30, 2019 (as amended and/or restated from time to time, this “Agreement”) is entered into by Clear Channel Outdoor Holdings, Inc., as the sole member (in such capacity, the “Member”). The terms of Annex A attached hereto (the “Bylaws”) are hereby incorporated into this Agreement in their entirety; provided, however, that in the case of an inconsistency between this Agreement and the Bylaws, the terms and provisions of this Agreement shall control.

WHEREAS, Clear Channel Outdoor, Inc. (the “Corporation”) was incorporated as a Delaware corporation.

WHEREAS, the board of directors of the Corporation adopted a resolution adopting and approving the conversion of the Corporation to a limited liability company and the adoption of this Agreement, and recommending the adoption of such conversion and this Agreement to the sole stockholder of the Corporation, pursuant to Section 266 of the Delaware General Corporation Law (the “DGCL”).

WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of this Agreement pursuant to Section 266 of the DGCL.

WHEREAS, on the date hereof, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “LLC Act”) and Section 266 of the DGCL by causing the filing with the Secretary of State of the State of Delaware (the “Secretary of State”) of a Certificate of Conversion to Limited Liability Company and a Certificate of Formation (the “Conversion”) each effective upon filing.

WHEREAS, pursuant to this Agreement and the Conversion, the sole stockholder of the Corporation became the sole member of the Company, the shares of capital stock in the Corporation were converted into Membership Units (as defined below) of the Company, and the sole stockholder of the Corporation became the owner of all of the Membership Units of the Company.

WHEREAS, the Conversion is intended to be treated as a complete liquidation of the Corporation pursuant to Section 332 of the of Internal Revenue Code of 1986, as amended from time to time (the “Code”) for U.S. federal income tax purposes (and any similar provision of state tax law), and following the Conversion, the Company is intended to be treated as an entity disregarded from its sole member for U.S. federal income tax purposes.

NOW THEREFORE, the Member, by its execution of this Agreement, hereby agrees as follows:

AGREEMENT

FIRST: The name of the limited liability company is Clear Channel Outdoor, LLC. Effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, as heretofore amended, and the Bylaws of the Corporation, each in effect on the date hereof, are replaced and superseded in their entirety by this Agreement in respect of all periods beginning on or after the Conversion, (ii) the sole stockholder of the Corporation immediately prior to the Conversion is automatically admitted to the Company as the sole member of the Company upon its execution of this Agreement, (iii) all of the shares of stock in the Corporation issued and outstanding immediately prior to the Conversion are converted to all of the limited liability company interests in the Company and such interests shall be designated as “Membership Units,” (iv) the sole stockholder of the Corporation immediately prior to the Conversion is the owner of all the Membership Units, and (v) all certificates evidencing shares of capital stock in the Corporation issued by the Corporation and outstanding immediately prior to the Conversion shall be surrendered to the Company and shall be canceled.

SECOND: The address of the Company’s registered office in the State of Delaware and the name and address of the registered agent of the Company in the State of Delaware are as set forth in the Certificate of Formation of the Company, as the same may be amended and/or restated from time to time in accordance with the LLC Act.

THIRD: The purpose of the Company is to engage in any lawful act or activity for which a limited liability company may be formed under the LLC Act. The Company, and the Board (as defined below) on behalf of the Company, shall have the power and are hereby authorized to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware.

FOURTH: The total number of Membership Units that the Company shall have authority to issue is one thousand (1,000). The name and the mailing address of the Member are set forth on Schedule A attached hereto. The Member shall be entitled to one vote for each Membership Unit held by the Member.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Company:

(1)

The business and affairs of the Company shall be managed by or under the direction of a board (the “Board”) comprised of one or more directors (each, a “Director” and collectively, the “Directors”). Each Director is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the LLC Act. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement and the Bylaws shall bind the Company. The initial Directors hereby appointed are listed on Schedule B attached hereto and there shall currently be no unfilled directorships on the Board.

(2)	The Board and the Member shall have concurrent power to make, alter, amend, change, add to or repeal the Bylaws.

(3)

Any action required or permitted by law to be taken at a meeting of the Member may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing or by electronic transmission, setting forth the action so taken, shall be signed or transmitted, as applicable, by the Member.

(4)	The number of Directors shall be as from time to time fixed by, or in the manner provided in the Bylaws. Election of Directors need not be by written ballot unless the Bylaws so provide.

(5)

Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the officers of the Company (the “Officers”) and the Directors shall have fiduciary duties identical to those of officers and directors, respectively, of a business corporation organized under the DGCL. Notwithstanding the foregoing, to the fullest extent permitted by law, including Section 18-1101(e) of the LLC Act, the parties hereto hereby agree that a Director shall not be personally liable to the Company or its members for monetary damages for a breach of fiduciary duty as a Director (including for service on any committee of the Board); provided that the foregoing shall not eliminate or limit the liability of a Director: (i) for any breach of the Director’s duty of loyalty to the Company or any member of the Company; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for any willful or negligent violation of Section 18-607 of the LLC Act; (iv) for any transaction from which the Director derived an improper personal benefit; or (v) for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Any repeal or modification of this Article FIFTH by the Member shall not adversely affect any right or protection of a Director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(6)

The Board shall have the power and is hereby authorized to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware, subject nevertheless, to the provisions of the LLC Act, this Agreement, and any Bylaws adopted by the Member; provided, however, that no Bylaws hereafter adopted by the Member shall invalidate any prior act of the Directors, which would have been valid if such Bylaws had not been adopted.

(7)

Except as otherwise provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or manager of the Company.

(8)

The Member has made capital contributions to the Company in amounts set forth on the books and records of the Company. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time agree to and make additional capital contributions to the Company.

(9)

Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, including without limitation, the Bylaws, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the LLC Act or other applicable law.

(10)

The Board may, in accordance with the Bylaws, appoint Officers. The initial Officers are listed on Schedule C attached hereto. Unless the Board decides otherwise, if the title assigned to an Officer is one commonly used for officers of a business corporation formed under the DGCL, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.

SIXTH: Meetings of the Member may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the LLC Act) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

SEVENTH: Except as otherwise provided in ARTICLE FIFTH Section (2) relating to the amendment of the Bylaws, the affirmative vote of the Board and the Member shall be required to amend, alter, change, restate or repeal any provision of this Agreement, or to adopt any new provision of this Agreement.

EIGHTH: Lynn Feldman, as an “authorized person” of the Company within the meaning of the LLC Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State (such filing being hereby approved and ratified in all respects). Upon the filing of the Certificate of Formation with the Secretary of State, such person’s powers as an authorized person of the Company ceased, and the Member thereupon became a designated authorized person of the Company within the meaning of the LLC Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

NINTH: Miscellaneous Provisions.

(1)

Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

(2)	This Agreement, including without limitation, the Bylaws, constitutes the entire agreement with respect to the subject matter hereof.

(3)	This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

(4)

The Member may at any time assign in whole or in part its Membership Units only with the consent of the Board. Upon a transfer in accordance with this Section, a transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. If the Member transfers all of its interest in the Company pursuant to this Section, such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

(5)

The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the consent of the Member, (ii) at any time there are no members of the Company unless the Company is continued in accordance with the LLC Act, or (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the LLC Act.

(6)

The bankruptcy (within the meaning of the LLC Act) of the Member shall not cause the Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

(7)

In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the LLC Act.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date set forth above.

MEMBER CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

By:	/s/ Lauren E. Dean
Name: Lauren E. Dean
Title: Senior Vice President

[Signature Page to Limited Liability Company Agreement of Clear Channel Outdoor, LLC]

SCHEDULE A

Member Name	Mailing Address	Number of Membership Units
Clear Channel Outdoor Holdings, Inc.	20880 Stone Oak Parkway	1,000
	San Antonio, Texas 78258

SCHEDULE B

Director Name

Lynn Feldman

Brian Coleman

SCHEDULE C

Officer Name	Title

Barthelmess, Adam	Vice President and Branch President—Las Vegas

Dilger, Jason	Chief Accounting Officer

Bolick, Brent	Vice President and Branch President—Jacksonville

Bradley, Kim	Senior Vice President and Regional President—Midwest

Keating, Kristina	Assistant Secretary

Campbell, Jim	Vice President and Branch President—New York

Coleman, Brian D.	Executive Vice President, Treasurer and Assistant Secretary

Costa, Michelle De	Senior Vice President and Regional President—South Central

La Torre, Luis	Vice President and Branch President—San Antonio

Dean, Lauren E. de	Vice President, Associate General Counsel and Assistant Secretary

Marneffe, Katrin	Assistant Secretary

Feldman, Lynn A.	Executive Vice President, General Counsel and Secretary

Ford, David	Vice President and Branch President—Milwaukee

Galloway, Ade	Assistant Secretary

Garner, Joe	Senior Vice President—Real Estate

Ginsburg, Steve	Vice President and Branch President—Baltimore/Salisbury

Goldberg, Erika	Executive Vice President—Sales Operations

Gotterup, Morten	Executive Vice President and President—Airports

Heintz, Kim	Executive Vice President-Human Resources

Holshouser, Susan	Vice President and Branch President—Tampa

Jessen, Jack	Senior Vice President and Regional President—Northeast

Johnson, Jasper	Senior Vice President and Regional President—Southeast

King, Joe	Senior Vice President—Real Estate

Lamberger, David	Vice President and Branch President—Philadelphia

Leehan, Gene	Executive Vice President and Senior Regional President

Levi, Dan	Executive Vice President and Chief Marketing Officer

Llach, Salvador	Assistant Secretary

McCuin, Bob	Executive Vice President and Chief Revenue Officer

McGrath, Greg	Senior Vice President and Regional President—Southern California

McWalters, Dave	Senior Vice President—Real Estate

Ortiz, Orly	Senior Vice President-Operations

Parker, Bryan A.	Executive Vice President-Real Estate and Public Affairs

Pyles Marybeth	Assistant Secretary

Rifkin, Wade	Senior Vice President—Programmatic

Sailer, David	Executive Vice President and Chief Financial Officer-Americas

Schmitt, Bob	Senior Vice President and Regional President—Northern

Sirower, Debra	California Assistant Secretary

Smith, Jake	Vice President and Branch President—Dallas

Swygert, Craig	Vice President and Branch President—Daytona/Melbourne Senior

Veres, Diane	Vice President and Regional President—Southwest

Wadsworth, Scott	Senior Vice President—Corporate Operations and Procurement

Waechter, Rick	Vice President and Branch President—Boston

Wells, Scott R.	President and Chief Executive Officer—Americas

Wolff, Erin	Vice President and Branch President—Chicago

ANNEX A

CLEAR CHANNEL OUTDOOR, LLC

a Delaware limited liability company (the “Company”)

BYLAWS

Capitalized terms used herein and not otherwise defined shall have the meaning set forth for such terms as set forth in the Limited Liability Company Agreement of the Company, dated as of April 30, 2019 (as the same may be amended and/or restated from time to time, the “LLC Agreement”), into which the terms of these Bylaws are incorporated in their entirety.

ARTICLE I.

OFFICES

Section 1. The Company may have offices at such places both within and without the State of Delaware as the Board may from time to time determine or the business of the Company may require.

ARTICLE II.

MEETINGS OF THE MEMBER

Section 1. Any meeting of the Member for any purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. An annual meeting of the Member shall be held for the election of Directors at such date and time as may be designated by resolution of the Board from time to time. Any other proper business may be transacted at the annual meeting. Notwithstanding the other provisions of this Section 2, the Company shall not be required to hold an annual meeting of the Member, provided that (i) the Member is permitted to act by written consent under the LLC Agreement (including these Bylaws) and (ii) the Member takes action by written consent to elect Directors.

Section 3. Written notice of the annual meeting shall be given to the Member at least ten days (but no more than fifty days) before the date of the meeting by the Secretary or an assistant secretary or other Officer of the Company.

Section 4. A special meeting of the Member, for any purpose or purposes, may be called at any time by the Chairman of the Board or the President, and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of the Member. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Written notice of a special meeting of the Member, stating in reasonable detail the time, place and object thereof, shall be given to the Member, at least ten days (but no more than fifty days) before the date fixed for the meeting.

Section 6. Business transacted at any special meeting of the Member shall be limited to the purposes stated in the notice.

Section 7. In order that the Company may determine the Member entitled to notice of any meeting of the Member or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 50 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the Member entitled to vote at such meeting. If no record date is fixed by the Board of Directors, the record date for determining the Member entitled to notice of and to vote at a meeting of the Member shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of the Member of record entitled to notice of or to vote at a meeting of the Member shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of the Member entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the Member entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of the Member entitled to vote in accordance with the foregoing provisions of this Section 8 at the adjourned meeting.

Section 8. In order that the Company may determine the Member entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the Member entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the LLC Act, shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the LLC Act, the record date for determining the Member entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 9. The presence of the Member in person or represented by proxy, shall constitute a quorum at all meetings of the Member for the transaction of business except as otherwise provided by the LLC Agreement.

Section 10. When a quorum is present at any meeting, the vote of the Member shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the LLC Agreement or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decisions of such question.

Section 11. The Member shall at every meeting of the Member be entitled to one vote in person or by proxy for each Membership Unit held by the Member, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Company have been closed or a date has been fixed as a record date for the determination of its Member entitled to vote, no Membership Units shall be voted on at any election for Directors which has been transferred on the books of the Company within twenty (20) days next preceding such election of Directors. No proxy shall be effective unless in writing and in compliance with such reasonable requirements as the Board may prescribe.

Section 12. To the fullest extent permitted by the LLC Agreement, any action required or permitted to be taken at a meeting of the Member may be effected by written consent in the manner set forth in the LLC Agreement.

ARTICLE III.

DIRECTORS

Section 1. The number of Directors shall be fixed from time to time by resolution of the Board. The Directors shall be elected at the annual meeting of the Member, or by written consent of the Member; except as provided in Section 2 of this Article; and each Director elected shall hold office until his successor is elected and qualifies. Directors need not be a Member of the Company. Subject to the limitations imposed by applicable law, the Member may remove a Director at any time, with or without cause.

Section 2. Vacancies, by death, resignation, removal or otherwise, and newly created directorships on the Board resulting from any increase in the authorized number of Directors may be filled by a majority of the Director(s) then in office, though less than a quorum; and the Director(s) so chosen shall hold office until the next annual election and until their successors are duly elected and qualify, unless sooner displaced.

Section 3. The business of the Company shall be managed by its Board, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the LLC Agreement or by these Bylaws directed or required to be exercised or done by the Member.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The Board may hold meetings, both regular and special, either within or without the State of Delaware; and such meetings may be held by means of conference telephone or other similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to such communication shall constitute presence in person at such meeting.

Section 5. The first meeting of each newly elected Board shall be held at the same place as, and immediately after, the annual meeting of the Member. No notice of the meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. If the meeting is not held at such time and place, or in the event the Member acts by written consent in lieu of the annual meeting of the Member, the meeting may be held at such time and place as is specified in a notice given as provided below for special meetings of the Board, or as specified in a written waiver signed by all of the Directors.

Section 6. Regular meetings of the Board may be held without notice at such time and at such place as is from time to time determined by the Board.

Section 7. Special meetings of the Board may be called by the Chairman of the Board or the President or by the Secretary upon the written request of one or more Directors. Written notice of special meetings of the Board shall be given to each Director at least twenty-four hours before the time of the meeting. Attendance at a meeting by a Director shall constitute a conclusive waiver of any objections made by any person with respect to the notice given to such Director unless such attendance is solely for the purpose of objection.

Section 8. At all meetings of the Board, a majority of the total number of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by the LLC Agreement or these Bylaws. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At such adjourned meeting at which a quorum is present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

Section 9. Any action required or permitted to be taken at a meeting of Directors may be effected by an instrument in writing or by electronic transmission setting forth such action, executed or transmitted, as applicable, unanimously by each Director, which instrument shall be filed at the principal office of the Company or with the minutes maintained for meetings of Directors.

COMMITTEES OF DIRECTORS

Section 10. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company, which (to the extent provided in the resolution, subject to applicable law) shall have and may exercise the powers of the Board in the management of the business and affairs of the Company. However, no such committee shall have the power or authority in reference to the following matter: (i) approving or adopting, or recommending to the Member, any action or matter (other than the election or removal of Directors) expressly required by the LLC Agreement or the LLC Act to be submitted to the Member for approval or (ii) adopting, amending or repealing the terms of these Bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 11. Unless otherwise provided in the LLC Agreement, these Bylaws, or resolutions of the Board designating a committee, a committee may create one or more subcommittees consisting of one of more members of the committee and may delegate to such subcommittee any or all of the powers and authority of the committee.

Section 12. Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 4, 6, 7, 8, and 9 of this Article and Sections 1 and 2 of Article IV of these Bylaws with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However, the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee, special meetings of committees may also be called by resolution of the Board, and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

COMPENSATION OF DIRECTORS

Section 13. The Directors may be paid their expenses, if any, if attending meetings of the Board and may be paid a fixed sum for attendance at each meeting of the Board or stated salaries as Directors. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Directors serving on special or standing committees may similarly be allowed compensation for attending committee meetings.

ARTICLE IV.

NOTICES

Section 1. Except as otherwise provided herein, notices to Directors and the Member shall be in writing and delivered personally or mailed to the Directors or the Member at their addresses appearing on the books of the Company, or given by electronic transmission directed to such Director or the Member’s contact information for electronic notice appearing on the books of the Company. Notice by mail shall be deemed to be given three days after it is mailed, postage prepaid, to such addresses. Notice to Directors may be given by telegram or telephone. Notice by electronic transmission shall be deemed to be given twenty-four hours after it is directed to such contact information. For the purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 2. Any notice required to be given under the provisions of applicable law or of the LLC Agreement or of these Bylaws may be waived in writing, if the waiver is signed by the person or persons entitled to said notice, or by electronic transmission either before or after the event requiring such notice.

ARTICLE V.

OFFICERS

Section 1. The Officers shall be chosen by the Board and may include a chairman of the board, a president, one or more vice presidents, a secretary and a treasurer. The Board may also choose one or more assistant secretaries and assistant treasurers. Two or more offices may be held by the same person; provided, however, that the same person shall not simultaneously hold the offices of president and secretary.

Section 2. The Board at its first meeting after each annual meeting of the Member (or pursuant to a written consent in lieu thereof) shall choose a chairman of the board from among the Directors, and shall choose a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a Director.

Section 3. The Board may appoint such other Officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as are determined from time to time by the Board.

Section 4. The salaries of all Officers and agents of the Company shall be fixed in the manner determined by the Board.

Section 5. The Officers shall hold office until their successors are chosen and qualify. Any Officer elected or appointed by the Board may be removed, with or without cause, at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise shall be filled in the manner determined by these Bylaws or by resolution of the Board.

THE CHAIRMAN OF THE BOARD;

CHIEF EXECUTIVE OFFICER

Section 6. The Chairman of the Board shall be the chief executive officer of the Company, shall preside at all meetings of the Member and the Board, shall be ex officio a member of all standing committees and shall have general and active management of the business of the Company, as that authority is delegated to him by the Board.

Section 7. The Chairman of the Board may execute bonds, mortgages and other contracts on behalf of the Company, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other Officer or agent of the Company. Unless the Board specifies otherwise, the Chairman of the Board shall have authority to vote (or grant a proxy with respect to) any securities held or owned by the Company.

THE PRESIDENT;

CHIEF OPERATING OFFICER

Section 8. The President shall be the chief operating officer of the Company and shall supervise the day-to-day operation of the business of the Company, as that authority is delegated to him by the Board. He or she may execute all bonds, mortgages and other contracts in the ordinary course of the business of the Company, except where required or permitted by law to be otherwise signed and executed. Unless the Board specifies otherwise, the President shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board.

THE VICE PRESIDENTS

Section 9. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board or the Chairman of the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARIES

Section 10. The Secretary shall attend all meetings of the Board and all meetings of the Member and record all the proceedings of such meetings in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, required notices of all meetings of the Member and the Board, and shall perform such other duties as may be prescribed by the Board or Chairman of the Board, under whose supervision he shall be. The Secretary shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 11. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 12. The Treasurer shall have the custody of the company funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 13. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board, at its regular meetings, or when the Board so requires, an account of all transactions of the Treasurer and of the financial condition of the Company.

Section 14. If required by the Board, the Treasurer shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of the office of Treasurer and for the restoration to the Company, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under the Treasurer’s control belonging to the Company.

Section 15. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board may from time to time prescribe.

ARTICLE VI.

CERTIFICATES OF MEMBERSHIP UNITS

Section 1. Unless otherwise determined by the Board, the Membership Units shall not be certificated.

REGISTERED MEMBER

Section 2. The Company shall be entitled to recognize the exclusive right of a person or entity registered on its books as the owner of Membership Units to receive distributions, to vote as the owner, and for all other purposes; and the Company shall not be bound to recognize any equitable or other claim to or interest in such Membership Units on the part of any other person or entity, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII.

GENERAL PROVISIONS

DISTRIBUTIONS

Section 1. Distributions made to the holder of the Membership Units of the Company, subject to the provisions of the LLC Agreement, may be declared by the Board at any regular or special meeting. Distributions may be paid in cash or in property subject to the provisions of the LLC Agreement and applicable law.

Section 2. Before payment of any distribution, there may be set aside out of any funds of the Company available for distributions such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, equalize distributions, or to repair or maintain any property of the Company, and for such other purpose as the Directors determine to be in the best interests of the Company. The Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the Company shall be signed by such Officer or Officers or such other person or persons as the Board may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Company shall be fixed by resolution of the Board.

LOANS TO DIRECTORS, OFFICERS OR EMPLOYEES

Section 5. The Company shall not make any loan to a Director, or guarantee any indebtedness of a Director or otherwise use its credit to assist a Director, without the express authorization by the Member in each particular case. The Board may authorize the Company to make a loan to any Officer or employee of the Company (including any Director who is also an employee), or to guarantee indebtedness of or otherwise use its credit to assist such Officer or employee, if the Board determines that the same may be reasonably expected to benefit the Company; any resolution properly adopted by the Board authorizing a loan to any Officer or employee by the Company (or authorizing any such guarantee or use of credit) shall conclusively evidence such a determination by the Board, whether or not expressed therein.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6. Subject to the further provisions hereof, the Company shall indemnify any and all of its Directors, Officers, former Directors, and former Officers, to the full extent permitted under applicable law against all amounts incurred by them and each of them, including but not limited to expenses, legal fees, costs, judgments, fines and amounts paid in settlement which may be actually and reasonably incurred, rendered or levied in any threatened, pending or completed action, suit or proceeding (a “Proceeding”) brought against any of them for or on account of any action or omission alleged to have been committed while acting within the scope of his duties as a Director or Officer of the Company. Whenever any such Director or Officer shall report to the President of the Company or the Board of Directors that he has incurred or may incur such amounts, the Company shall, within a reasonable time thereafter, determine in a manner consistent with applicable law whether, in regard to the matter involved, such person acted or failed to act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. If the Company so determines that such person acted in good faith and in such a manner with regard to the matter involved, indemnification shall be mandatory and shall be automatically extended as specified herein; provided, however, that the Company shall have the right to refuse indemnification in any instance in which the person to whom indemnification would otherwise have been applicable shall not offer the Company the opportunity, at its own expense and through counsel of its own choosing, to defend such person in the action, suit or proceeding. Notwithstanding the foregoing, the Company shall not be obligated to indemnify any person pursuant to these Bylaws in connection with any Proceeding (or any part of any Proceeding) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its Directors, Officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) otherwise required by applicable law. Nothing contained herein is intended to limit any right of indemnification or other rights provided by applicable law.

Section 7. Expenses (including attorneys’ fees) actually and reasonably incurred by an Officer or Director in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under these Bylaws or the LLC Act. Such expenses (including attorneys’ fees) actually and reasonably incurred by former Directors and Officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these Bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 6 of this Article prior to a determination that the person is not entitled to be indemnified by the Company.

INTERPRETATIONS

Section 8. To the extent permitted by the context in which used, words in the singular number shall include the plural, words in the masculine gender shall include the feminine and neuter, and vice versa.

Section 9. Captions used in these Bylaws are for convenience only and are not a part of these Bylaws and shall not be deemed to limit or alter any provisions hereof and shall not be deemed relevant in construing these Bylaws.

ARTICLE VIII.

AMENDMENTS

Section 1. These Bylaws may be altered or repealed by the Member or by the Board.